Exhibit 99.3

37996_SOF:37996 4/15/2011 7:04 PM Page 1 STOCK ORDER FORM Stock Information Center c/o Stifel Nicolaus 18 Columbia Turnpike Florham Park, NJ 07932 Call us toll-free, at 1-(877) 821-5783 For Internal Use Only BATCH #_________________ ORDER #___________ CATEGORY #___________ REC’D_________________________________ O___________ C___________ ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed, and with full payment, must be received (not postmarked) by 2:00 p.m. Eastern Time, on __________, 2011. Subscription rights will become void after this time. Stock Order Forms can be delivered by using the enclosed Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on this form or by hand-delivery to Naugatuck Valley Savings and Loan’s main office, which is located at 333 Church Street, Naugatuck, CT. Hand-delivered Stock Order Forms will only be accepted at this location. Please do not mail Stock Order forms to Naugatuck Valley Savings and Loan. Faxes or copies of this form are not required to be accepted. PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM. SUBSCRIPTION (1) NUMBER OF SHARES PRICE PER SHARE (2) TOTAL PAYMENT DUE X $8.00 = $ .00 Minimum Number of Shares: 25 ($200). Maximum Number of Shares: 62,500 ($500,000). See Stock Order Form Instructions for information regarding maximum number of shares. (3) METHOD OF PAYMENT – CHECK OR MONEY ORDER Enclosed is a personal check, bank check or money order made payable to: Naugatuck Valley Financial Corporation in the amount of: $ .00 Cash, wire transfers, and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt. Naugatuck Valley Savings and Loan line of credit checks may not be remitted as payment. (4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL The undersigned authorizes withdrawal from the Naugatuck Valley Savings and Loan deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the account(s) listed at the time this form is received. IRA and other retirement accounts held at Naugatuck Valley Savings and Loan and accounts with check-writing privileges may NOT be listed for direct withdrawal below. For Internal Use Only Naugatuck Valley Savings and Loan Withdrawal Deposit Account Number Amount $ .00 $ .00 $ .00 Total Withdrawal Amount $ ..00 ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED. (5) PURCHASER INFORMATION Subscription Offering. Check the one box that applies, as of the earliest date, to the purchaser(s) listed in Section 9: a. Depositors with accounts at Naugatuck Valley Savings and Loan with aggregate balances of at least $50 as of the close of business on December 31, 2008. Depositors with accounts at Naugatuck Valley Savings and Loan with aggregate balances of at least b. $50 as of the close of business on ___________, 2011. c. Depositors of Naugatuck Valley Savings and Loan as of the close of business on ___________, 2011. Community Offering. If (a), (b) or (c) above do not apply to the purchaser(s) listed in Section 9, check the first box that applies to this order: d. You are a resident of Fairfield or New Haven Counties in Connecticut. (Please write your county of residence in Section 9.) e. You were a Naugatuck Valley Financial Corporation stockholder as of ___________, 2011. ACCOUNT INFORMATION - SUBSCRIPTION OFFERING If you checked box (a), (b) or (c) under “Subscription Offering,” please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering: Deposit Account Title (Name(s) on Account) Naugatuck Valley Savings and Loan Account Number NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED. (6) MANAGEMENT AND EMPLOYEES Check if you are a Naugatuck Valley Mutual Holding Company, Naugatuck Valley Financial Corporation or Naugatuck Valley Savings and Loan: Director Officer Employee Immediate Family Member, as defined on the Stock Order Form Instructions. (7) MAXIMUM PURCHASER IDENTIFICATION Check here if you are subscribing in the Subscription Offering for the maximum purchase allowed (62,500 shares) and are interested in purchasing more shares if the maximum purchase limitation is increased. See Stock Order Form Instructions for further guidance. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitation is increased. (8) ASSOCIATES/ACTING IN CONCERT Check here if you, or any associates or persons acting in concert with you, have submitted other orders for shares in the stock offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. (continued on reverse side of this form) Name(s) listed in Section 9 on other Stock Order Forms Number of shares ordered Name(s) listed in Section 9 on other Stock Order Forms Number of shares ordered (9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your stock certificate, and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you may not add the name(s) of others for joint stock registration who do not have subscription rights or who qualify in a lower Subscription Offering priority category than yours. See Stock Order Form Instructions for further guidance. First Name, Middle Initial, Last Name Reporting SSN/Tax ID No. First Name, Middle Initial, Last Name SSN/Tax ID No. Street Daytime Phone Number (Important) City (Important) State Zip County (Important) Evening Phone Number (Important) (10) FORM OF STOCK OWNERSHIP Check the applicable box. See Stock Order Form Instructions for ownership definitions. FOR TRUSTEE/BROKER USE ONLY: Individual Joint Tenants Tenants in Common Uniform Transfer to Minors Act IRA (for reporting SSN, use minor’s) Corporation/Partnership Other ______________ SSN of Beneficial Owner : _____-_____-_____ (11) ACKNOWLEDGMENT AND SIGNATURE(S) I understand, to be effective, this form, properly completed, together with full payment, must be received no later than 2:00 p.m., Eastern Time, on __________, 2011, otherwise this form and all subscription rights will be void. (continued on reverse side of this form) ORDER NOT VALID UNLESS SIGNED ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE. Signature (title, if applicable) Date (over)

37996_SOF:37996 4/15/2011 7:04 PM Page 2 STOCK ORDER FORM—SIDE 2 (8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form) Associate – The term “associate” with respect to a particular person means: (1) a corporation or organization, other than Naugatuck Valley Mutual Holding Company, Naugatuck Valley Financial Corporation, Naugatuck Valley Savings and Loan or a majority-owned subsidiary of Naugatuck Valley Mutual Holding Company, Naugatuck Valley Financial Corporation or Naugatuck Valley Savings and Loan, of which a person is a senior officer or partner or is directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of such corporation or organization; (2) a trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as a trustee or a fiduciary; and (3) any person who is related by blood or marriage to such person and who lives in the same home as such person or who is a director or senior officer of Naugatuck Valley Mutual Holding Company, Naugatuck Valley Financial Corporation or Naugatuck Valley Savings and Loan, or any of their subsidiaries. Acting in concert – The term “acting in concert” means: (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not by an express agreement or understanding; or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose under any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party. We may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that persons reside at the same address or may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies. For purposes of the Plan of Conversion and Reorganization, our directors are not deemed to be acting in concert solely by reason of their board membership. Directors and officers are not treated as associates of each other solely by virtue of holding such positions. We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.” We have the right in our sole discretion to reject any order submitted by a person whose representations we believe to be false or who we otherwise believe, either alone or acting in concert with others, is violating or circumventing, or intends to violate or circumvent, the terms and conditions of the Plan of Conversion and Reorganization. Please see the Prospectus section entitled “The Conversion and Offering – Limitations on Purchases of Shares” for more information on purchase limitations. (11) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form) I agree that, after receipt by Naugatuck Valley Financial Corporation, this Stock Order Form may not be modified or canceled without Naugatuck Valley Financial Corporation’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2)1 am purchasing shares solely for my own account and there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation in all categories of the offering combined, for any individual, together with any associates and any group of persons acting in concert, as set forth in the Plan of Conversion and Reorganization and the Prospectus. Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another. I ACKNOWLEDGE THAT THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, NAUGATUCK VALLEY FINANCIAL CORPORATION, NAUGATUCK VALLEY SAVINGS AND LOAN OR BY THE FEDERAL GOVERNMENT. If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision (OTS) Consumer Response Center, toll-free, at 1-(800) 842-6929. I further certify that, before purchasing the common stock of Naugatuck Valley Financial Corporation, I received the Prospectus dated                     , 2011, and that the Prospectus I received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment, including, but are not limited to the following factors described in the “Risk Factors” section beginning on page      of the Prospectus: 1. Our portfolio of loans with a higher risk of loss have increased recently and may increase further as a result of our continued origination of commercial loans. 2. Our non-performing assets have increased significantly and expose us to increased risk of loss, which may negatively affect our earnings. 3. The recent economic recession could continue to increase our level of nonperforming loans and/or reduce demand for our products and services, which would lead to lower revenue, higher loan losses and lower earnings. 4. Our strategy of controlling commercial loan growth may have a negative effect on our earnings. 5. The unseasoned nature of our commercial and construction loan portfolio may expose us to increased lending risks. 6. Higher loan losses could require us to increase our allowance for loan losses, which may negatively impact our earnings. 7. Our emphasis on residential mortgage and commercial real estate loans exposes us to a risk of loss due to a decline in property values. 8. Concentration of loans in our primary market area may increase risk. 9. Income from secondary mortgage market operations is volatile, and we may incur losses or charges with respect to our secondary mortgage market operations which would negatively effect our earnings. 10. Recently enacted financial regulatory reform may have a material impact on our operations. 11. Changes in interest rates could reduce our net interest income and earnings. 12. Turmoil in the financial markets could have an adverse effect on our financial position or results of operations. 13. If we conclude that the decline in value of any of our investment securities is other than temporary, we are required to write down the value of that security. 14. Increased and/or special FDIC assessments will hurt our earnings. 15. Strong competition within our market area could reduce our profits and slow growth. 16. We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations. 17. We own stock in the Federal Home Loan Bank of Boston, which recently had to suspend its dividend as a result of its financial difficulties. 18. Our share price will fluctuate. 19. Our stock price may decline when trading commences. 20. Additional expenses following the offering from new equity benefit plans will adversely affect our profitability 21. Our return on equity will initially be low compared to other publicly traded financial institutions. A low return on equity may negatively impact the trading price of our common stock. 22. We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize such proceeds would reduce our profitability. 23. Issuance of shares for benefit programs may dilute your ownership interest. 24. The articles of incorporation and bylaws of New Naugatuck Valley Financial and certain laws and regulations may prevent or make more difficult certain transactions, including a sale or merger of New Naugatuck Valley Financial. By executing this form, the investor is not waiving any rights under the federal securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934. See Front of Stock Order Form

37996 SOF:37996 4/15/2011 7:04 PM Page 3 NAUGATUCK VALLEY FINANCIAL CORPORATION STOCK ORDER FORM INSTRUCTIONS—SIDE 1 Sections (1) and (2) — Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the number of shares by the $8.00 price per share. The minimum purchase is 25 shares ($200). The maximum number of shares that may be purchased by an individual is 62,500 ($500,000). Also, in all categories of the offering combined, no individual, together with any associates, and no group of persons acting in concert, may purchase more than 125,000 shares ($1.0 million). Current Naugatuck Valley Financial Corporation stockholders are subject to these purchase limitations and an overall ownership limitation. Please see the Prospectus section entitled “The Conversion and Offering — Limitations on Purchases of Shares” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations. Section (3)— Method of Payment — Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order made payable to Naugatuck Valley Financial Corporation. These will be cashed upon receipt; the funds remitted by personal check must be available within the account(s) when your Stock Order Form is received, Indicate the amount remitted. Interest will be calculated at Naugatuck Valley Savings and Loan’s passbook savings rate from the date funds are processed until the offering is completed, at which time a subscriber will be issued a check for interest earned. Please do not remit cash, a Naugatuck Valley Savings and Loan line of credit check, wire transfers or third party checks for this purchase. Section (4) — Method of Payment — Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your Naugatuck Valley Savings and Loan deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you — the funds designated will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the applicable contractual account rate, and account withdrawals will be made at the completion of the offering. There will be no early withdrawal penalty for withdrawal from a Naugatuck Valley Savings and Loan certificate of deposit account. Note that you may NOT designate deposit accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, you may not designate direct withdrawal from a Naugatuck Valley Savings and Loan IRA or other retirement account. For guidance on using retirement funds, whether held at Naugatuck Valley Savings and Loan or elsewhere, please contact the Stock Information Center as soon as possible — preferably at least two weeks before the             , 2011 offering deadline. See the Prospectus section entitled “The Conversion and Offering — Procedure for Purchasing Shares in the Subscription and Community Offerings — Using Retirement Account Funds to Purchase Shares.” Your ability to use retirement accounts to purchase shares cannot be guaranteed and depends on various factors, including timing constraints and where those funds are held. Section (5) — Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked one of these boxes, list all Naugatuck Valley Savings and Loan deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. Include all forms of account ownership (e.g. individual, joint, IRA, etc.) If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Boxes (d) and (e) refer to the Community Offering. Orders placed in the Subscription Offering will take preference over orders placed in the Community Offering. See the Prospectus section entitled “The Conversion and Offering,” for further details about the Subscription and Community Offerings. Section (6) — Management and Employees. Check the box if you are a Naugatuck Valley Mutual Holding Company, Naugatuck Valley Financial Corporation or Naugatuck Valley Savings and Loan director, officer or employee, or a member of their immediate family. Immediate family includes spouse, parents, siblings and children who live in the same house as the director, officer or employee. Section (7) — Maximum Purchaser Identification. Check the box, if applicable. Your failure to check the box will result in you not receiving notification if the maximum purchase limit is increased. If you check the box but have not subscribed for the maximum amount in the Subscription Offering, you will not receive this notification. Section (8) — Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary. Section (9) — Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock certificate. Each Stock Order Form will generate one stock certificate, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If placing an order in the Subscription Offering, you may not add the names of persons/entities who do not have subscription rights or who qualify only in a lower Subscription Offering purchase priority than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax reporting purposes. Listing at least one phone number is important, in the event we need to contact you about this form. NOTE FOR FINRA (Formerly NASD) MEMBERS: If you are a member of the Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers (“NASD”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof. (over)

37996_SOF:37996 4/15/2011 7:04 PM Page 4 NAUGATUCK VALLEY FINANCIAL CORPORATION STOCK ORDER FORM INSTRUCTIONS – SIDE 2 Section (10) – Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies. Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the purchaser named in Section 9 of the Stock Order Form must have had an eligible deposit account at Naugatuck Valley Savings and Loan on December 31, 2008,             , 2011 or             , 2011. Buying Stock Jointly – To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have had an eligible deposit account at Naugatuck Valley Savings and Loan on December 31, 2008,             2011 or             , 2011. Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares. Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares. Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have had an eligible deposit account at Naugatuck Valley Savings and Loan on December 31, 2008,             , 2011 or             , 2011. The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the CT Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-CT (list only the minor’s social security number). Buying Stock for a Corporation/Partnership – On the first name line, indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have had an eligible deposit account at Naugatuck Valley Savings and Loan on December 31, 2008,             , 2011 or             , 2011. Buying Stock in a Trust/Fiduciary Capacity — Indicate the name of the fiduciary and the capacity under which they are acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have had an eligible deposit account at Naugatuck Valley Savings and Loan on December 31, 2008,             ,2011 or             , 2011. Buying Stock in a Self-Directed IRA (for trustee/broker use only) – Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO John SMITH IRA”). You can indicate an account number or other underlying information and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock certificate. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have had an eligible deposit account at Naugatuck Valley Savings and Loan on December 31, 2008,             , 2011 or             , 2011. Section (11) – Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal. Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment or withdrawal authorization, so that it is received (not postmarked) by 2:00 p.m., Eastern Time, on             2011. Stock Order Forms can be delivered by using the enclosed postage paid Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address indicated on the front of the Stock Order Form or by hand-delivery to Naugatuck Valley Savings and Loan’s main office, which is located at 333 Church Street, Naugatuck, Connecticut. Hand-delivered Stock Order Forms will only be accepted at this location. Please do not mail Stock Order Forms to Naugatuck Valley Savings and Loan. We are not required to accept Stock Order Forms that are found to be deficient or incorrect or that do not include proper payment or the required signature. OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form. QUESTIONS? Call our Stock Information Center, toll-free, at 1-(877) 821-5783, Monday through Friday, from 10:00 a.m. to 4:00 p.m., Eastern Time. The Stock Information Center is not open on weekends or bank holidays.